Exhibit 4.1

FLIR Systems, Inc.

and

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of August 19, 2011

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(b)(1)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.08
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	2.19
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 4.03
318	(a)	11.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

i

ii

iii

INDENTURE, dated as of August 19, 2011 between FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures or notes or other evidences of indebtedness (hereinafter called “Securities”) to be issued in one or more series as provided in and in accordance with this Indenture.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or agent for service or notices and demands.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; “amending” and “amended” have correlative meanings; and “amendment” means amendment, modification, supplement, restatement or amendment and restatement.

“Attributable Debt” in the context of a Sale and Lease-Back Transaction means, as of any particular time, what the Company determines in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of the lease, as it may be extended. For the purposes of this definition, any amounts the lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise provided with respect to a series of Securities, any day other than a Legal Holiday.

“capital stock” or “stock” means:

(i) in the case of a corporation, corporate stock or shares;

(ii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(iii) in the case of an association or business entity (other than as provided in clauses (i) and (ii) above), shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock; and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profit and losses of, or distribution of assets of, the issuing Person.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, as of any particular time, the total amount of assets minus: (a) all applicable reserves; (b) all current liabilities (excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness); and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the audited consolidated balance sheet of the Company and subsidiaries contained in the Company’s then most recent annual report to stockholders.

“Corporate Trust Office” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 555 SW Oak Street, Portland, Oregon 97204, Attention: Linda A. McConkey, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act that is designated to act as Depository for such Securities as contemplated by Section 2.01.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States of America, any State in the United States of America or the District of Columbia.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.17 (or such legend as may be specified as contemplated by Section 2.01 for such Securities).

“Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture and the Securities of any series, executed pursuant to the provisions of this Indenture.

“Guarantor” means any Domestic Subsidiary of the Company that executes a Guarantee pursuant to the provisions of this Indenture.

“Holder” means the Person in whose name a Security is registered in the register maintained by the Registrar pursuant to Section 2.04.

“Indenture” means this Indenture as amended, restated or supplemented from time to time, including, for all purposes of this instrument, the provisions of the TIA that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively. The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 2.01.

“interest” means, with respect to the Securities, interest on the Securities.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Issue Date” means, with respect to Securities of any series, the date on which Securities of such series are initially issued.

“Legal Holiday” means a Saturday, a Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Maturity Date”, when used with respect to any Security, means the date on which the principal amount of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Executive or Senior Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Physical Securities” means certificated Securities in registered form in substantially the form set forth in Exhibit A or in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable as specified as contemplated by Section 2.01.

“Principal Property” means any plant, warehouse, office building, facility or parcel of real property located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by the Company or any Restricted Subsidiary, in each case other than any such plant, warehouse, office building, facility or parcel of real property, or any portion of such plant, warehouse, office building, facility or parcel of real property, which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned by the Trustee to administer corporate trust matters and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico) and (b) which owns a Principal Property; provided, however, that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or financing installment receivables shall not be deemed a Restricted Subsidiary for purposes of this Indenture.

“Securities” has the meaning provided in the preamble of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stated Maturity” means (a) with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any Security, the date specified in such Security as the fixed date on which such installment is due and payable.

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such Person or other Subsidiaries of such Person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such Person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 8.03.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor, and, if at any time there is more than one Person, “Trustee”, as used with respect to the Securities of any series, shall mean the Trustee with respect to Securities of such series.

SECTION 1.02. Other Definitions.

The definitions of the following terms can be found in the sections indicated as follows:

Term	Defined in Section

“Agent Members”	2.16
“Covenant Defeasance”	9.01
“Expiration Date”	2.19
“Events of Default”	6.01
“indebtedness”	4.06
“Legal Defeasance”	9.01
“mortgage”	4.06
“Notice of Default”	6.01
“Registrar”	2.04
“Sale and Lease-Back Transaction”	4.07

SECTION 1.03. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“obligor on this indenture securities” means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) words used herein implying any gender shall apply to both genders;

(v) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subsection;

(vi) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP; and

(vii) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Series of Securities; Amount Unlimited.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Sections 2.02 and 2.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.07, 2.08, 2.11, 3.06 or 8.05, and except for any Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the regular record date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the regular record date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the maturity of the principal amount thereof pursuant to Section 6.02;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any date other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.17 and any circumstances in addition to or in lieu of those set forth in Section 2.16 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(16) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(17) any addition to or change in the covenants set forth in Article Four which applies to Securities of the series; and

(18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.01(viii)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

The Securities shall be general unsecured senior obligations of the Company and will rank equally with all other unsecured senior indebtedness of the Company from time to time outstanding.

SECTION 2.02. Form.

The Securities and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture, or such form established by one or more Board Resolutions adopted with respect to such series or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law or the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.03 for the authentication and delivery of such Securities.

The Securities shall be issued initially in the form of one or more permanent Global Securities in registered form and deposited with the Trustee, as custodian for the Depository. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository.

The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

SECTION 2.03. Execution and Authentication.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the

Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 2.01 and of the second preceding paragraph, if all Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such second preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

The Company shall cause to be kept at the Corporate Trust Office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities and of their transfer and exchange. The Trustee is hereby appointed “Registrar” for purposes of maintaining such register.

The Company shall maintain an office or agency where Securities may be presented for payment and an office or agency where notices and demands to or upon the Company, if any, in respect of the Securities and this Indenture may be served. The Company may have one or more Paying Agents.

The Company initially appoints the Trustee as Paying Agent and Agent for service of notices and demands in connection with the Securities and this Indenture. The Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

SECTION 2.05. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date for Securities of any series, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities of such series; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07. Transfer and Exchange.

Subject to Section 2.16, when Securities of any series are presented to the Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of such series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities of the same series evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the redemption of Securities of such series, except the unredeemed portion of any Security being redeemed in part.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of the beneficial interests in such Security may be effected only through a book-entry system maintained by the Holder of such Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.08. Replacement Securities.

If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate, a replacement Security of the same series if the Holder of such Security furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in

effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Security. Every replacement Security shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Securities.

The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of any series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment to this Indenture, Securities of such series owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment to this Indenture, only Securities of such series as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Securities are so owned shall be so disregarded. Securities of such series so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on such Securities or any of their respective Affiliates.

SECTION 2.11. Temporary Securities.

Until definitive Securities of any series are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities shall be substantially in the form of definitive Securities of the same series but may have variations that the Company considers appropriate for temporary Securities.

Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of any series in exchange for temporary Securities of such series. Until such exchange, temporary Securities of such series shall be entitled to the same rights, benefits and privileges as definitive Securities of such series.

SECTION 2.12. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Securities to the Company. The Company may not reissue or resell, or issue new Securities of any series to replace Securities of such series that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Company defaults on a payment of interest on any series of Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest (including post-petition interest in any proceeding under any Bankruptcy Law), in accordance with the terms hereof, to the Persons who are Holders of such series of Securities on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder of such series of Securities a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities of such series may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

The Company in issuing the Securities of any series may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Securities and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby. The principal and interest on Physical Securities shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Securities.

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities of any series may be transferred or exchanged for Physical Securities of such series in accordance with the rules and procedures of the Depository. In addition, a Global Security shall be exchangeable for Physical Securities if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Securities in exchange for any or all of the Securities of any series represented by the Global Securities of such series or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of any series. In all cases, Physical Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(d) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.16(c), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security of such series in an amount equal to the principal amount of the beneficial interest in the Global Security of such series to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of Global Securities of any series as an entirety to beneficial owners pursuant to Section 2.16(c), the Global Securities of such series shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Securities of such series, an equal aggregate principal amount of Physical Securities of authorized denominations.

(f) Any beneficial interest in one of the Global Securities of any series that is transferred to a Person who takes delivery in the form of an interest in another Global Security of such series shall, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(g) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.17. Legend for Global Security.

Unless otherwise specified as contemplated by Section 2.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depository or a nominee thereof, except in the limited circumstances described in the Indenture.

SECTION 2.18. Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.19. Record Dates.

(a) The Company may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this Section 2.19(a) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 2.19(b). If any record date is set pursuant to this Section 2.19(a), the Holders of outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Securities of such series on such record date. Nothing in this Section 2.19(a) shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 2.19(a) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 2.19(a) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 2.19(a), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series.

(b) The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to join in the giving or making of (i) any notice of default, (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.06(2) or (iv) any direction referred to in Section 6.05, in each case with respect to Securities of such series. If any record date is set pursuant to this Section 2.19(b), the Holders of outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Securities of such series on such record date. Nothing in this Section 2.19(b) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 2.19(b) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 2.19(b) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 2.19(b), the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series.

(c) With respect to any record date set pursuant to this Section 2.19, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 2.19, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 2.19. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(d) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for such Securities) in accordance with this Article.

SECTION 3.02. Election To Redeem; Notices to Trustee.

If the Company elects to redeem the Securities of any series, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of the Securities of such series to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Securities of such series, as appropriate. Notice given to the Trustee pursuant to this Section 3.02 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.03. Selection by Trustee of Securities To Be Redeemed.

If less than all the Securities of any series are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Securities that have denominations larger than the minimum authorized denomination of such Securities. Securities and portions thereof the Trustee selects shall be redeemed in amounts of the minimum authorized denomination of such Securities or integral multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s last address as the same appears on the register maintained by the Registrar pursuant to Section 2.04.

The notice of redemption shall identify the Securities to be redeemed (including the CUSIP numbers thereof) and shall state:

(i) the Redemption Date;

(ii) the appropriate calculation of the Redemption Price;

(iii) if fewer than all outstanding Securities of any series are to be redeemed, the portion of the principal amount of such Securities to be redeemed and that, after the Redemption Date and upon surrender of such Securities, a new Security or Securities of such series in principal amount equal to the unredeemed portion will be issued;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

(vii) the aggregate principal amount of Securities of such series that are being redeemed.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the redemption date as so delayed.

At the Company’s written request made at least five Business Days prior to the date on which notice of redemption is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

SECTION 3.05. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.04 is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date, subject to the satisfaction of any conditions precedent provided in such notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.06. Deposit of Redemption Price.

On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price, including any premium, plus interest accrued to the Redemption Date, of the Securities called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.05, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, interest will accrue from the Redemption Date until such redemption payment is made, on the unpaid principal of such Security (and any premium) and interest not paid on such unpaid principal, in each case at the rate and in the manner provided in such Securities.

SECTION 3.07. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Security of such series equal in principal amount to the unredeemed portion of the original Security in the name of the Holder upon cancellation of the original Security surrendered, except that if a Global Security is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Security of such series in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

SECTION 3.08. Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities of any series, unless otherwise specified in accordance with Section 2.01 when establishing the terms of the Securities of such series.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of such series in accordance with the terms of the Securities of such series and this Indenture.

SECTION 4.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Securities Payments To Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have a Paying Agent for the Securities of any series, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause the Paying Agent for the Securities of any series, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that the Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company in the making of any payment of principal (and premium, if any) or interest on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

SECTION 4.04. Corporate Existence.

Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

SECTION 4.05. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies which in the case of either clause (1) or (2) of this Section 4.05, if unpaid, might by law become a lien upon a Principal Property; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.06. Restrictions on Secured Debt.

(a) The Company will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (hereinafter called “indebtedness”) secured by a mortgage, security interest, pledge or lien (hereinafter called “mortgage”) of or upon any Principal Property or on any capital stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, capital stock or indebtedness is now owned or hereafter acquired) without in any such case ensuring that the Securities (together with, if the Company shall so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by the Company or any Restricted Subsidiary and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Company, prior to) such indebtedness, so long as such indebtedness shall be so secured.

(b) The provisions of Section 4.06(a) shall not, however, apply to any indebtedness secured by any one or more of the following:

(1) mortgages of or upon any property acquired, constructed or improved by, or of or upon any capital stock or indebtedness acquired by, the Company or any Restricted Subsidiary after the date hereof to (i) secure the payment of all or any part of the purchase price of such property, capital stock or indebtedness upon the acquisition thereof or (ii) secure indebtedness incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, capital stock or indebtedness or of the cost of any construction or improvements on such properties, in each case, to the extent that the indebtedness is incurred, assumed or guaranteed prior to or within 180 days after the later of the applicable acquisition, construction or improvement of such property, as the case may be, provided, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property, capital stock or indebtedness theretofore owned by the Company or any Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved or substantially unimproved real property on which the property so constructed or the improvement is located;

(2) mortgages of or upon any property, capital stock or indebtedness existing at the time of acquisition thereof by the Company or any Restricted Subsidiary;

(3) mortgages of or upon any property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or existing at the time of a sale or transfer of the properties of a Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary;

(4) mortgages of or upon any property of, or capital stock or indebtedness of, a Person existing at the time such Person becomes a Restricted Subsidiary;

(5) mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(6) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, capital stock or indebtedness subject to such mortgages, or the cost of constructing or improving the property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings); and

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Indenture or any mortgage referred to in the foregoing clauses (1) through (6), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), capital stock or indebtedness which was subject to the mortgage so extended, renewed or replaced.

(c) Notwithstanding the provisions of Section 4.06(a), the Company or any Restricted Subsidiary may, without equally and ratably securing the Securities, issue, assume or guarantee indebtedness secured by a mortgage not excepted by clauses (1) through (7) of Section 4.06(b), if the aggregate amount of such indebtedness, together with all other indebtedness of, or indebtedness guaranteed by, the Company and its Restricted Subsidiaries existing at such time and secured by mortgages not so excepted and the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) or (6) of Section 4.06(b) and other than Sale and Lease-Back Transactions in which the proceeds have been applied in accordance with clause (iii) of Section 4.07), does not at the time exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.07. Restrictions on Sale and Lease-Back Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to any Person with the intention of taking back a lease of such property (herein referred to as a “Sale and Lease-Back Transaction”) unless:

(i) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of Section 4.06(b), without equally and ratably securing the Securities, to create, incur, issue, assume or guarantee indebtedness secured by a mortgage on such property, or

(ii) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to Section 4.06(c), without equally and ratably securing the Securities, to create, incur, issue, assume or guarantee indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction or

(iii) the Company shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors) of such property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of unsubordinated indebtedness incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness owned by the Company or any Restricted Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility which is, or upon such acquisition, construction or improvement will be, a Principal Property.

SECTION 4.08. Reports to Holders.

The Company shall:

(1) file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as their names and addresses appear in the register maintained by the Registrar pursuant to Section 2.04, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 4.08(1) or (2) as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

All references in this Agreement to the filing of documents with the Commission includes, at such time as is permitted pursuant to this Section, the delivering of the same to the Trustee.

SECTION 4.09. Guarantees.

(a) The Company shall not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee any other indebtedness of the Company, unless such Domestic Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture substantially in the form attached hereto as Exhibit B providing for the Guarantee of the payment of each series of the Securities by such Domestic Subsidiary, which Guarantee shall be pari passu with, or if such other indebtedness is subordinated to any series of the Securities, senior to, such Domestic Subsidiary’s guarantee of such other indebtedness.

(b) Notwithstanding the preceding paragraph, any Guarantee by a Domestic Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 10.05.

SECTION 4.10. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 4.06, 4.07 and 4.09, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.11. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.06, 4.07 or 4.09 with respect to the Securities of any series if before the time for such compliance the Holders of a majority in principal amount of the outstanding Securities of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets.

The Company may consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of its property and assets to any corporation, if:

(a) the corporation formed by such consolidation or into which the Company is merged, or the corporation which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, is organized and existing under the laws of the United States of America, any State in the United States of America or the District of Columbia;

(b) the corporation formed by such consolidation or into which the Company is merged, or the corporation which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, the Securities and perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a supplemental indenture; and

(c) immediately after giving effect to such transaction and treating indebtedness for borrowed money which becomes the Company’s obligation or an obligation of a Restricted Subsidiary as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing.

If, upon any such consolidation or merger, or upon any such lease, sale or transfer as provided above, any Principal Property or any capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior to the transaction, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation (other than any mortgage, security interest, pledge or lien permitted as described in Section 4.06), the Company, prior to such consolidation, merger, lease, sale or transfer, will, by executing and delivering to the Trustee a supplemental indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Securities (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at the Company’s option, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien.

Upon any consolidation by the Company with or merger by the Company into any other corporation or any lease, sale or transfer of all or substantially all of the property and assets of the Company in accordance with this Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such lease, sale or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

The following events shall be “Events of Default” with respect to Securities of any series:

(1) a failure to pay interest upon any Security of such series that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on any Security of such series when due upon maturity, redemption, acceleration or otherwise;

(3) a failure to comply with any of the Company’s other agreements contained in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than such series), for a period of 90 days after written notice to the Company of such failure from the Trustee (or to the Company and the Trustee from the holders of at least 25% of the principal amount of the Securities of such series then outstanding) specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4) (i) a default occurs under any instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness of the Company (other than non-recourse indebtedness) which results in acceleration of, or non-payment at maturity (after giving effect to any applicable grace period) of, such indebtedness in an amount exceeding $75,000,000, in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment and (ii) there shall have been a failure to cure such default or to discharge such defaulted indebtedness within ten days after notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding;

(5) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors; and

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary insolvency proceeding;

(B) appoints a Custodian of the Company or for any substantial part of its property;

(C) orders the winding-up, liquidation or dissolution of the Company; or

(D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company;

and in each such case the order or decree remains unstayed and in effect for 90 days.

SECTION 6.02. Acceleration of Maturity; Rescission.

If an Event of Default with respect to the Securities of any series (other than an Event of Default specified in Section 6.01(5) or 6.01(6)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding may declare to be immediately due and payable the principal amount of all Securities of such series then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(5) and 6.01(6) shall occur, such amount with respect to all such Securities shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of such Securities. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee or any other Person, the Holders of a majority in aggregate principal amount of such series of Securities then outstanding may rescind and annul such acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(5) or (6), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing with respect to any series of Securities, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of such series of Securities, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of such series of Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Securities.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing with respect to any series of Securities, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

Provided the Securities of any series are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities of such series may on behalf of the Holders of all the Securities of such series waive any past Default with respect to the Securities of such series and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of (or premium, if any, on) any Security or (2) in respect of a covenant or provision hereof which under this Indenture cannot be amended without the consent of the Holder of each outstanding Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities of such series will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of such Securities.

SECTION 6.06. Limitation on Suits.

No Holder of any Security of any series will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default with respect to the Securities of such series,

(2) the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense,

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity, and

(5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such series do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to a suit instituted by a Holder of any Security for enforcement of payment of the principal of, and premium, if any, or interest on, such Security on or after the respective due date expressed in such Security.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. This waiver may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of or premium, if any, or interest, if any, on such Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default with respect to Securities of any series in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities of such series) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the affected Securities for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Securities of any series then outstanding.

SECTION 6.13. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Securities of any series received by it pursuant to the terms hereof; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) the Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

(2) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05, and the Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(3) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care;

(4) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(5) the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Securities or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(6) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; and

(8) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, the Trustee shall not be accountable for the Company’s use of the proceeds from the sale of Securities or any money paid to the Company pursuant to the terms of this Indenture and the Trustee shall not be responsible for any statement in the Securities or this Indenture other than its certificate of authentication, provided that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied by it to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05. Notice of Defaults.

If a Default occurs with respect to Securities of any series, and such Default is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of Securities of such series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Security (including payments pursuant to a redemption or repurchase of the Securities pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA §313(a), within 60 days after June 15 of any year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §313(b) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA §313(c) and TIA§ 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Securities, as the names and addresses of such Holders appear on the register maintained by the Registrar pursuant to Section 2.04; and

(2) to such Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Company, the Commission and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

The Company shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company, and the Company shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Securities.

The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee with respect to such series by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with respect to such series with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10 or TIA §310;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed with respect to the Securities of one or more series or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).

If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of the affected Securities. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver a supplemental indenture wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, subject to Section 7.10, the successor Person without any further act shall be the successor Trustee; provided such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA §310(b), including the provision in §310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE EIGHT

AMENDMENT AND WAIVER

SECTION 8.01. Without Consent of Holders.

The Company, the Guarantors and the Trustee may enter into one or more supplemental indentures, without the consent of any Holder, for any of the following purposes:

(i) to cure any ambiguity, defect or inconsistency in this Indenture;

(ii) to comply with Section 5.01;

(iii) to provide for uncertificated Securities;

(iv) to secure the Securities under this Indenture;

(v) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company;

(vi) to make any amendment that does not adversely affect the rights of any Holder of the Securities in any material respect;

(vii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(viii) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security outstanding;

(ix) to establish the form or terms of Securities of any series as permitted by Section 2.01;

(x) to provide for a Guarantor as set forth in Section 4.09 or the release or assumption of a Guarantee in compliance with this Indenture; or

(xi) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.08.

SECTION 8.02. With Consent of Holders.

(a) The Company, the Guarantors and the Trustee may enter into one or more supplemental indentures to add to, change or eliminate any of the provisions of this Indenture in respect of the Securities of a series with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series (including consents obtained in connection with a tender offer or exchange offer for such Securities). Any past default or compliance with any provisions of this Indenture with respect to Securities of a series may be waived (except a default in the payment of principal, premium or interest and except as provided in Section 8.02(b)) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such series.

(b) However, without the consent of each Holder of an outstanding Security of the affected series, no amendment may,

(i) change the due date of the principal of, or any installment of principal of or interest on any Security;

(ii) reduce the principal amount of, or any premium or interest rate on, any Security;

(iii) change the place or currency of payment of principal of, or any premium or interest on any Security;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

(v) reduce the percentage in principal amount of the then outstanding the Securities, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

(c) The consent of the Holders of the Securities shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

(d) After an amendment that requires the consent of the Holders of the affected Securities becomes effective, the Company shall mail to each Holder of the affected Securities at such Holder’s address appearing in the register maintained by the Registrar pursuant to Section 2.04 a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Securities, or any defect therein, shall not impair or affect the validity of the amendment.

(e) Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03. Compliance with TIA.

Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

(a) Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, until an amendment or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security; provided that if a record date for purposes of such consent is fixed pursuant to Section 2.19, then those Persons who were such Holders at such record date (or their duly appointed agents), and no others, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

(b) After an amendment or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is an amendment of the type described in Section 8.02(b), in which case the amendment shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

SECTION 8.05. Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Security (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment.

SECTION 8.06. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment or waiver authorized pursuant to this Article Eight if the amendment or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the

Trustee, the Trustee may, but need not, sign such amendment or waiver. In signing or refusing to sign such amendment or waiver, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Liability on Securities; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Securities issued hereunder when:

(i) either (x) all the Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (y) all the Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the affected Securities, cash in U.S. dollars, Government Obligations maturing as to principal and interest in such amounts and at such times as will insure (without consideration of any reinvestment of interest) the availability of cash, or a combination thereof, in amounts as will be sufficient to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(iii) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at the date of maturity or redemption.

In addition, the Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) Subject to Sections 9.01(c) and 9.02, the Company may at any time elect to terminate its obligations with respect to any series of Securities (hereinafter, “Legal Defeasance”) except for obligations under Sections 2.04, 2.07 and 2.08 and obligations under the TIA on a date the applicable conditions set forth in Section 9.02 are satisfied. The Company may terminate its obligations with respect to any series of Securities under Sections 4.06, 4.07, 4.08 and 4.09 on a date the applicable conditions set forth in Section 9.02 are satisfied

(hereinafter, “Covenant Defeasance”) and thereafter, any failure to comply with any of Section 4.06, 4.07, 4.08 or 4.09 will not constitute a Default or an Event of Default with respect to the Securities of such series. The Company may exercise its Legal Defeasance option with respect to the series of any Securities notwithstanding its prior exercise of its Covenant Defeasance option with respect to such series.

(c) If the Company exercises its Legal Defeasance option with respect to a series of any Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect thereto.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates upon the exercise of the Legal Defeasance option or the Covenant Defeasance option.

(e) Notwithstanding Section 9.01(a) or (b), the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05 and 9.06 shall survive until such time as the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Conditions to Defeasance.

The Legal Defeasance option or the Covenant Defeasance option may be exercised with respect to a series of Securities only if:

(a) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars, Government Obligations maturing as to principal and interest in such amounts and at such times as will insure (without consideration of any reinvestment of interest) the availability of cash, or a combination thereof, in amounts as will be sufficient to pay and discharge the entire indebtedness on such series of Securities for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) the Company delivers to the Trustee a certificate from an nationally recognized firm of independent certified public accountants expressing its opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all Securities of such series to maturity or redemption;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(6) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of an exercise of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law,

to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the affected Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election has not occurred;

(h) in the case of an exercise of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the affected Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

(i) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the exercise of the Legal Defeasance option or the Covenant Defeasance option, as applicable, have been complied with as required by this Indenture.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the affected series.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06. Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE

SECTION 10.01. Guarantee.

(a) Subject to this Article Ten, each Guarantor, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including any obligations to repurchase Securities from the Holders, shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) To the maximum extent permitted under applicable law, the obligations of any Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or any Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) No Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by any Guarantors for the purpose of this Guarantee. Any Guarantor that makes a payment under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 10.02. Limitation on Guarantor Liability.

The maximum aggregate amount guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 10.01, each Guarantor agrees that a supplemental indenture substantially in the form attached hereto as Exhibit B shall be executed on behalf of such Guarantor by one of its Officers.

(b) Each Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

(c) If an Officer whose signature is on any Guarantee no longer holds that office at the time the Trustee authenticates the Security on which any Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of any Guarantor.

SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as set forth in Section 10.05, a Guarantor may not sell, lease, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless (1) immediately after giving effect to that transaction, no Default or Event of Default exists and (2) the Person acquiring the property or assets in any such sale, lease, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

(b) In case of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition governed by Section 10.04(a)(2), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

SECTION 10.05. Release of a Subsidiary Guarantor.

(a) Any Guarantor shall be automatically released and relieved of any obligations under its Guarantee, (i) in connection with any sale or other disposition of all of the capital stock of such Guarantor, or all or substantially all of such Guarantor’s assets, to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Subsidiary of the Company required to deliver a Guarantee under Section 4.09; (ii) upon Legal Defeasance or Covenant Defeasance as permitted under this Indenture; or (iii) upon release or discharge of all guarantees by such Guarantor of all other indebtedness of the Company, except a discharge or release by or as a result of payment under such guarantees of other indebtedness of the Company. Notwithstanding the foregoing, the Company shall not, directly or indirectly, sell or make any other disposition of all of the capital stock of any Guarantor or of all or substantially all of any Guarantor’s assets to a Person that is not a Domestic Subsidiary solely for the purpose of causing such Guarantor to be released from its Guarantee.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Ten.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

FLIR Systems, Inc.

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

Attn: General Counsel

Tel: (503) 498-3547

Fax: (503) 498-3911

If to the Trustee, Registrar or Paying Agent:

U.S. Bank National Association

555 SW Oak Street, PD-OR-P6TD

Portland, Oregon 97204

Attn: Corporate Trust Services

Tel: (503) 275-5659

Fax: (503) 275-5738

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, if so requested by the Trustee, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (to the extent such conditions precedent involve legal conclusions),

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

SECTION 11.05. Statements Required in Certificate and Opinion.

Each certificate with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.07. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays.

If a payment date with respect to any Security is a Legal Holiday at a Place of Payment for such Security, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.09. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.11. Successors.

All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.12. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.13. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.14. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

FLIR SYSTEMS, INC.

By:	/s/ Anthony L. Trunzo
Name:	Anthony L. Trunzo
Title:	Senior Vice President, Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda A. McConkey
Name:	Linda A. McConkey
Title:	Vice President

EXHIBIT A

CUSIP

FLIR Systems, Inc.

No.	$

[    ] % [SECURITY] DUE [        ]

FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), for value received, promises to pay to [CEDE & CO.] or registered assigns the principal sum of [    ] on [    ], [    ].

Interest Payment Dates: [    ] and [    ].

Record Dates: [    ] and [    ].

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

FLIR SYSTEMS, INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF SECURITY]

FLIR Systems, Inc.

[    ]% [SECURITY] DUE [        ]

1. Interest. FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of [    ]% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [    ] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each [    ] and [    ], commencing [    ]. Interest will be computed on the basis of a [360-day year comprised of twelve 30-day months]. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Securities.

2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on [    ] and [    ] immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal, interest on that Holder’s Securities in accordance with those instructions. All other payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. This Security is on the series designated on the fact hereof [limited in aggregate principal amount to $            ]. This Security is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series under an Indenture dated as of [            ], 2011 (the “Indenture”, which term shall have the meaning assigned to it in such instrument) between the Company and the Trustee. This is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[5. If applicable, insert - Optional Redemption. The Securities of this series are subject to redemption [if applicable, insert – [at any time] [on or after             , 20    ], as a whole or in part, at the election of the Company at the Redemption Price equal to             ]. The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

[6. If applicable, insert - Redemption Procedures. The Trustee will select Securities called for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository); provided that no Securities of $[            ] or less shall be redeemed in part. A new Security of this series in principal amount equal to the un-redeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption pursuant to this paragraph 6 become due on the date fixed for redemption. On and after the date fixed for redemption, interest stops accruing on Securities or portions of them called for redemption.]

[7. If applicable, insert - Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.]

8. Denominations, Transfer, Exchange. The Securities of this series are in registered form without coupons and in denominations of $[            ] and integral multiples of $[            ]. A Holder may transfer or exchange Securities of this series in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

9. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11. Amendment, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend or waive the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder of each series to be affected. Other amendments of the Indenture or the Securities of each series may be made by the Company and the Trustee with the consent of the Holders of Securities of such series of not less than a majority of the aggregate principal amount of the outstanding Securities of such series, subject to certain exceptions requiring the consent of the Holders of the particular Securities of such series to be affected.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction com-plies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Indenture) with respect to the Securities of this series occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Securities of this series then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Securities of this series; and upon any such declaration all such amounts upon such Securities shall become and be immediately due and payable, anything in the Indenture or in the Securities to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Securities of this series shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Securities of this series) if it determines that withholding notice is in their best interests.

14. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities of this series, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities of this series by accepting a Security of this series waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities of this series.

16. Discharge; Defeasance. The Company’s obligations pursuant to the Indenture with respect to Securities of this series will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of this series or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Securities of this series to maturity or redemption.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

17. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

If to the Company:

Name and Address

Attn:

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

THIS SUPPLEMENTAL INDENTURE, dated as of                      (the “Supplemental Indenture”), between                                          (the “Guarantor”), a subsidiary of FLIR Systems, Inc., an Oregon corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of August 19, 2011 (the “Indenture”), providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Securities”);

WHEREAS, the Indenture provides that, under certain circumstances, the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Guarantor and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Securities by the Holders thereof, the Guarantor covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein as follows:

1. Generally.

(a) Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

(b) The rules of construction set forth in the Indenture shall be applied hereto as if set forth in full herein.

2. Agreement to Guarantee.

(a) In accordance with the terms of Article Ten of the Indenture, the Guarantor jointly and severally, with any other Guarantors, and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and all other obligations of the Company to the Holders or the Trustee under the Securities or under the Indenture, including any obligations to repurchase Securities from the Holders, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be jointly and severally obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

(c) The Guarantor, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

(d) The Guarantor agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f) The Guarantor agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

(g) If the Guarantor makes a payment under its Guarantee, the Guarantor shall have the right to seek contribution from any non-paying Guarantor, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(h) The Guarantor confirms, pursuant to Section 10.02 of the Indenture, that the maximum aggregate amount guaranteed hereunder shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

3. Execution and Delivery. The Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

4. Guarantor May Consolidate, etc., on Certain Terms.

(a) Except as set forth in Section 5, the Guarantor agrees that it may not sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless (1) immediately after giving effect to that transaction, no Default or Event of Default exists and (2) the Person acquiring the property in any such sale, lease, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and assumes all the obligations of the Guarantor under the Indenture and the Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

(b) In case of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition governed by Section 4(a)(2), above, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions to be performed by the Guarantor pursuant to the Indenture, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. Any Guarantee so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

5. Release.

(a) The Guarantor shall be automatically released and relieved of any obligations under its Guarantee, (i) in connection with any sale or other disposition of all of the capital stock of the Guarantor, or all or substantially all of the Guarantor’s assets, to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Subsidiary of the Company required to deliver a Guarantee under Section 4.09 of the Indenture; (ii) upon Legal Defeasance or Covenant Defeasance as permitted under the Indenture; or (iii) upon release or discharge of all guarantees by the Guarantor of all other indebtedness of the Company, except a discharge or release by or as a result of payment under such guarantees of other indebtedness of the Company.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of the Guarantor under this Section 5 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Guarantee. If the Guarantor is not released from its obligations under the Guarantee, the Guarantor shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for any other obligations of the Company as provided in Article Ten of the Indenture.

6. No Recourse Against Others. Pursuant to Section 6.07 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Guarantor shall have any liability for any obligations of the Guarantor under the Securities, the Indenture, the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

7. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities.

8. Headings, etc. The headings of Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

9. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent one and the same agreement.

10. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[Supplemental Indenture]